Exhibit 10.4

INDEBTEDNESS CONVERSION AGREEMENT

This Indebtedness Conversion Agreement (this “Agreement”) is entered into and dated as of September 28, 2010 (the “Closing Date”) by and among New Oriental Energy & Chemical Corp., a Delaware corporation, with headquarters located at Xicheng Industrial Zone of Luoshan, Xinyang Henan Province, The People’s Republic of China (the “Company”) and Zhou Dianchang (the “Holder”), with reference to the following:

WHEREAS, the Holder is a director of the Company;

WHEREAS, from time to time until August 2010 the Holder has advanced money to the Company that was used to fund the construction of the Company’s methanol production facility (the “Loans”);

WHEREAS, such Loans were recorded by the Company as a related party loan under “Construction in progress” on the Company’s balance sheet;

WHEREAS, the Loans are unsecured, have an interest rate of 9.6% per annum, and are due on January 18, 2011; and

WHEREAS, in lieu of cash payment of RMB 500,000 (US$73,746) (the “Converted Loan Amount”), the Company desires to issue to the Holder and the Holder desires to accept 73,746 shares of common stock of the Company, par value $0.001 (the “Converted Shares”), for such portion of the Loans, on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound, it is hereby agreed as follows:

1.           Purchase.  Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to issue and deliver to the Holder, and the Holder hereby agrees to purchase and accept from the Company the Converted Shares.

2.           Consideration.  In full consideration for the Converted Shares, at Closing, the Holder shall cancel the portion of the Loans equal to the Converted Loan Amount.

3.           Representations And Warranties.  The parties represent and warrant to the other as set forth below.  All such representations and warranties shall survive the Closing.

A.           Representations and Warranties of the Company.  The Company represents and warrants to the Holder and indemnifies the Holder as follows:

(i)           Organization.  The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted.

(ii)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Converted Shares in accordance with the terms hereof.  This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(iii)           Issuance of Securities.  The Converted Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges and shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of common stock of the Company. The issuance by the Company of the Converted Shares is exempt from registration under the 1933 Act.

(iv)          Disclosures.  No representation or warranty by the Company contained in this Agreement or any exhibits referenced herein and no document or certificate furnished or to be furnished to Holder in connection herewith, or with the transactions contemplated hereby, contain, or on the Closing Date will contain, an untrue statement of a material fact, or omit, or on the Closing Date will omit, to state a material fact necessary to make the statements of fact contained herein or therein not misleading.

(v)           No Other Consents.  Other than as set forth herein, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not require any consent, approval, authorization or other action by, or filing with or notification to, any governmental body or any other person.

B.           Representations, Warranties and Indemnification of the Holder.  The Holder represents and warrants to the Company and indemnifies the Company as follows:

(i)           No Public Sale or Distribution.  The Holder is acquiring the Converted Shares in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and the Holder does not have a present arrangement to effect any distribution of the Converted Shares to or through any person or entity; provided, however, that by making the representations herein, the Holder does not agree to hold any of the Converted Shares for any minimum or other specific term and reserves the right to dispose of the Converted Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  The Holder is acquiring the Converted Shares hereunder in the ordinary course of his business.  The Holder does not presently have any agreement or understanding, directly or indirectly, with any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (a “Person”) to distribute any of the Converted Shares.

(ii)           Accredited Investor Status.  The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(iii)           Reliance on Exemptions.  The Holder understands that the Converted Shares are being issued to him in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and the provinces of Canada, and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Converted Shares.

(iv)           Legends.  The Holder understands that the certificates or other instruments representing the Converted Shares and, until such time as the resale of the Converted Shares have been registered under the 1933 Act, the stock certificates representing the Converted Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT.  SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL TO THE ISSUER.

(v)           Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(vi)           No Conflicts.  The execution, delivery and performance by such Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to the Holder, except for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform his obligations hereunder.

(vii)           Due Diligence.  In entering into this Agreement and the transactions contemplated herein, the Holder is relying on his own due diligence investigation and assessment of the Company and not upon any statements, comments, representations, or remarks made by the Company.  The Holder acknowledges that the Company has made no statement, comment, representation, or remark concerning the Company or its business or the advisability of an investment in the Company.

(viii)        Disclosures.  No representation or warranty by the Holder contained in this Agreement or any exhibits referenced herein and no document or certificate furnished or to be furnished to the Company in connection herewith, or with the transactions contemplated hereby, contain, or on the Closing Date will contain, an untrue statement of a material fact, or omit, or on the Closing Date will omit, to state a material fact necessary to make the statements of fact contained herein or therein not misleading.

(ix)           No Other Consents.  Other than as set forth herein, the execution and delivery of this Agreement by the Holder does not, and the performance of this Agreement by the Holder will not require any consent, approval, authorization or other action by, or filing with or notification to, any governmental body or any other person.

4.           Closing.

A.           Closing.  The Closing shall take place on the Closing Date at the offices of the Company, or at such other time and place as the parties may mutually agree upon.

B.           Deliveries by the Company.  Within five (5) days of the later of (i) the Closing Date, or (ii) receipt by the Company of approval of the proposed issuance of the Converted Shares contemplated in this Agreement from the Nasdaq Stock Market, the Company shall submit a letter to Corporate Stock Transfer, the Company’s transfer agent (the “Transfer Agent”), instructing the Transfer Agent to deliver to the Holder the certificates representing the Converted Shares.

C.           Deliveries by Holder.  At the Closing, the Holder shall deliver to the Company a written certificate evidencing the irrevocable cancellation of indebtedness owed to Holder in the principle amount equal to the Converted Loan Amount.

5.           Release of Liability. The Holder releases the Company, its successors and assigns, and each of their respective officers, directors, employees and agents, from any and all claims, liability, losses and damages whatsoever with respect to any and all payment or other obligations, covenants or commitments of the Company to or in favor of the Holder arising under or in relation to the portion of the Loans cancelled in connection with the issuance of the Converted Shares. THE HOLDER HEREBY ACKNOWLEDGES AND AGREES THAT THE COMPANY’S SUCCESSORS AND ASSIGNS, AND EACH OF THE COMPANY’S AND ITS SUCCESSORS AND ASSIGNS’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS SHALL BE DEEMED TO BE THIRD PARTY BENEFICIARIES OF THE RELEASE SET FORTH ABOVE IN THIS PARAGRAPH.

6.           Miscellaneous.

A.           Further Assurances. Each of the Holder and the Company hereby acknowledges, agrees and covenants that it shall promptly execute and deliver to any other party hereto any and all instruments, agreements or other documents that shall be prepared and reasonably request to be so executed and delivered by such other party, and to take all other action reasonably requested by any other party hereto that is consistent with the cancellation and discharge of the Loans in the principle amount equal to the Converted Loan Amount and all other express purposes of this Agreement.

B.           Governing Law; Attorneys’ Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. If any suit, action, or proceeding is brought to enforce any term or provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs, and expenses incurred, in addition to any other relief to which such party may be legally entitled.

C.           Construction.  The captions and headings contained herein are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.  Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty in this Agreement shall not be construed against either party based upon authorship of any of the provisions hereof.

D.           Entire Agreement. This Agreement constitutes the only agreement or understanding between the parties with respect to the subject mater hereof, and supersedes and is controlling over any and all prior existing agreements or communications between the parties. All negotiations, commitments, and understandings acceptable to both parties have been incorporated into this Agreement.

E.           Amendment or Waiver.  This Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

F.           Counterparts. This instrument may be executed in counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this instrument may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart hereof.

IN WITNESS WHEREOF, the parties to this Agreement have executed the same as of the date first above written.

NEW ORIENTAL ENERGY & CHEMICAL CORP.

By:	/s/ Chen Siqiang
Name: Chen Siqiang
Title: Chairman and CEO

LOAN HOLDER:

/s/ Zhou Dianchang
Zhou Dianchang